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                                                                    EXHIBIT 3.05

ENDORSED
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 08:10 PM 12/20/2000
001642792 - 3333936


                            CERTIFICATE OF FORMATION

                                       OF

                          SALEM MEDIA OF ILLINOIS, LLC



        I. The name of the limited liability company ("Company") is Salem Media of Illinois, LLC.

        II. The address of the Company's registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

        III. This Certificate of Formation shall be effective immediately upon filing.


        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Salem Media of Illinois, LLC this 19th day of December, 2000.

                                    SALEM MEDIA CORPORATION,
                                    a New York corporation

                                    By: /s/ Jonathan L. Block
                                        ----------------------------------------
                                        Jonathan L. Block, Vice President